Exhibit 99.1

AirNet Systems, Inc. Announces Management Change

CONTACT:

AirNet Systems, Inc.	InvestQuest, Inc.
Gary Qualmann	Bob Lentz
(614) 532-4072	(614) 876-1900

COLUMBUS, Ohio — December 28, 2004 — AirNet Systems, Inc. (NYSE: ANS) today announced that it has entered into an agreement with Michael J. Snyder, Senior Vice President of Operations, under which Mr. Snyder will separate from service with AirNet effective January 29, 2005.  Mr. Snyder has served as an executive officer of AirNet since February 2004.

About AirNet

AirNet Systems, Inc., through its operating subsidiaries, focuses its resources on providing value-added, time-critical aviation services to a diverse set of customers in the most service-intensive, cost-effective manner possible.  AirNet operates an integrated national transportation network that provides expedited transportation services to banks and time-critical small package shippers nationwide.  Jetride, Inc., a wholly-owned subsidiary, provides Passenger Charter services nationwide to individuals and businesses. AirNet and its subsidiaries currently operate 130 aircraft, located strategically throughout the United States.  To find out more, visit AirNet’s website at www.airnet.com.